As filed with the Securities and Exchange Commission on June 13, 2000
                                  File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 --------------

                        IFS INTERNATIONAL HOLDINGS, INC.

             (Exact name of Registrant as specified in its charter)

         Delaware                                              13-3393646
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     DAVID L. HODGE, Chief Executive Officer

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------
                                   Copies to:

                           MICHAEL D. DIGIOVANNA, ESQ.

                           PARKER DURYEE ROSOFF & HAFT

                                529 Fifth Avenue

                          New York, New York 10017-4608

                                 (212) 599-0500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================== ==================== =================== ======================== ==================

                                                     Proposed Maximum

   Title of Each Class of                             Offering Price       Proposed Maximum
 Securities to be Registered      Amount to be         Per Share(1)       Aggregate Offering         Amount of
                                   Registered                                  Price(1)          Registration Fee
------------------------------ -------------------- ------------------- ------------------------ ------------------
common stock, par value
$.001 per share                 1,050,000 shares          $3.43                3,601,500              $951.00

Total Registration Fee                                                                                $951.00
============================== ==================== =================== ======================== ==================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the low bid and high asked prices of the common stock on The Nasdaq SmallCap Market on June 12, 2000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                1,050,000 SHARES

                        IFS INTERNATIONAL HOLDINGS, INC.

                                  common stock

                                 --------------


     Stockholders of IFS International Holdings, Inc., named under the caption "Selling Stockholders" may offer and sell up to 1,050,000 shares of our common stock.

     Investing in our common stock is risky. See "Risk Factors" on page 5.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "IFSH". The closing bid price of our common stock on June 12, 2000 was $3.53.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 13, 2000

                                TABLE OF CONTENTS

                                                                            Page

INTRODUCTION                                                                  3


RISK FACTORS                                                                  5


RECENT DEVELOPMENTS                                                           9


WHERE YOU CAN FIND MORE INFORMATION                                           12


FORWARD-LOOKING STATEMENTS                                                    13


USE OF PROCEEDS                                                               13


SELLING STOCKHOLDERS                                                          14


PLAN OF DISTRIBUTION                                                          16


DESCRIPTION OF SECURITIES                                                     18


LEGAL MATTERS                                                                 21


EXPERTS                                                                       21

                                  INTRODUCTION

General

We are a Delaware corporation, engaged in the business of developing, marketing and supporting software products for electronic funds transfer and retail banking markets. These markets are served through our two wholly-owned subsidiaries, IFS International, Inc., a New York corporation and Network Controls International, Inc., a North Carolina corporation.

Our IFS subsidiary derives revenues principally from the licensing of its family of software products marketed under the name TPII which serves as a UNIX-based manager for electronic funds transfer systems. An electronic funds transfer system of a bank or other financial institution permits the processing of transactions involving credit cards and debit cards e.g., ATM cards. TPII software products are compatible with a significant portion of the industry standard computer platforms, are designed to operate with computers utilizing the UNIX operating system, are written in C programming language and incorporate Oracle relational database technology and object oriented design concepts. TPII software is offered in separate modules which perform different functions.

The TPII software products are typically installed at the financial institution's main processing facility. TPII software products have been primarily installed in electronic funds transfer systems of banks and other financial institutions located in emerging countries and former Eastern Bloc nations.

TPII software is also capable of managing electronic funds transfer systems that involve the "loading" of value on smart cards. A smart card is a plastic card with an electronic chip that acts as a small computer which can enable the holder to "load" a fixed amount of purchasing power or cash equivalent on the card as authorized. Our IFS subsidiary has developed software for Visa International Service Association. Since the first calendar quarter of 1997, our IFS subsidiary completed, on behalf of Visa, several pilot programs and subsequently entered into several license and maintenance agreements for these sites.

Our NCI subsidiary provides bank teller/platform and networking solutions to large financial institutions and major suppliers of branch automation equipment. NCI is currently developing a new product line, NCI Business Centre a. NCI Business Centre a will be a server-centric and enterprise-wide retail banking solution which will automate delivery channels, such as teller, platform, internet banking, call center and kiosks. NCI Business Centre a will use Windows NT, browsers and TCP/IP protocol technologies for delivery of functionality over Intranet and Internet networks. NCI is headquartered in Charlotte, North Carolina and has overseas subsidiaries and branch offices marketing its products and services internationally.

We provide our customers with maintenance services for its software products for a separate fee. The Company also offers other support services, such as additional training of customer personnel, project management and consulting, for additional consideration.

We were incorporated in Delaware in September 1986 under the name Wellsway Ventures, Inc. ("WWV"). WWV subsequently changed its name to IFS International, Inc., and has again recently changed its name to IFS International Holdings, Inc. The Company's principal offices are located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York 12180 and its telephone number is (518) 283-7900.

                                  RISK FACTORS

Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

We have incurred operating losses and may incur losses in the future.

We incurred a net loss of $703,907 and had a net income of $270,688 for our fiscal year ended April 30, 1999 and our nine months ended January 31, 2000, respectively. As of January 31, 2000, we had an accumulated deficit of $4,312,995. There can be no assurance as to our future profitability.

We are dependent on revenues from foreign sources and are subject to the risks of doing business abroad.

We derived approximately 73% and 85% of total revenues for the nine month periods ended January 31, 1999 and 2000, respectively, from the licensing of software products to customers outside the United States. Foreign revenues generally are subject to certain risks, including collection of accounts receivable, compliance with foreign regulatory requirements, variability of foreign economic conditions and changing restrictions imposed by United States export laws. To date, all foreign customers have paid us in United States currency, but if future customers pay in foreign currencies, we would be subject to fluctuations in exchange rates. There can be no assurance that we will be able to continue to manage the risks related to selling our products and services in foreign markets.

We are dependent on the electronic funds transfer and the bank automation markets.

Our IFS subsidiary derives its revenues from sales for the electronic funds market. Therefore, we are susceptible to adverse events in that market. For example, a decrease in the number of electronic funds transfer transactions by the general public or in spending by financial institutions for software for electronic funds transfer and bank automation and related services could result in a smaller overall market for electronic funds transfer software. These factors, as well as others negatively affecting the electronic funds transfer market, could have a material adverse effect on our financial condition and results of operations.

We may be unable to grow and maintain our revenues if we have a need for additional financing in the future, and are not able to obtain required funds.

We believe that anticipated cash flow from operations, recently received proceeds from our sale of preferred shares and the $600,000 line of credit available to us will be sufficient to finance our operating working capital requirements for the foreseeable future. Our estimate is based upon our ability to obtain revenues from licensing agreements through our operating subsidiaries, as currently projected. We may need additional financing if these revenues are not received. Moreover, a portion of TPII software contracts are not paid until acceptance by the customer. As a result, we are required to fund a portion of the costs of these installations from available capital. Any substantial increase in the number of installations or delay in payment could create a need for additional financing. Moreover, we may need additional financing if we underestimate any new development projects or new business. In these events, there can be no assurance that additional financing will be available on terms acceptable to us or at all.

Our common stock price may decline and shareholders' percentage interest may be reduced as a result of the conversion of our outstanding convertible notes and Series B preferred stock.

We have convertible notes outstanding with a principal amount of $1,075,000 and have recently issued 200,000 shares of convertible preferred stock. The conversion of the notes and preferred stock into common stock may result in substantial dilution and a reduction in the market price of our common stock. The notes may be converted into shares of common stock at a price equal to the lesser of (1) $3.00 per share or (2) 90% of market price as determined in the agreement. Each share of the preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2001 (82% thereafter). Because the number of shares issued under the note and the preferred stock is dependent upon our market price, the lower the market price, the greater the number of shares may be issued. The conversion of a significant number of convertible notes or preferred shares may depress the price of our common stock. This in turn would result in a lower conversion price and a greater number of shares issued upon a subsequent conversion leading to possible further price declines and the issuance of a significant number of shares of common stock. We have set forth the number of our shares of common stock issuable upon conversion at market prices of $3.58 on June 12, 2000 in separate tables for each of the notes and preferred stock and at lower market prices, assuming in each case, all of the securities are exercised:

                            Number of Shares issuable
Market Price                upon conversion of notes
$3.58 (current)                      358,333
$2.69 (25% decline)                  444,858
$0.90 (75% decline)                1,334,575


                            Number of Shares issuable  Number of Shares issuable
                             upon conversion of            upon conversion of
                               preferred stock               preferred stock
Market Price                  through 3/23/2001              after 3/23/2001
$ 3.58 (current)                   620,732                        681,292
$ 2.69 (25% decline)               827,643                        908,389
$ 0.90 (75% decline)             2,482,930                      2,725,167


The market price of our common stock could decline as a result of the issuance of common shares pursuant to warrants, options, and other rights.

As of this date, including our public warrants, there were options and warrants outstanding to purchase an aggregate of 6,803,959 shares of common stock, including debentures and other rights to acquire shares of our common stock, with exercise prices ranging from $1.00 to $15.00 per share. This does not include the obligation to issue shares of our common stock pursuant to convertible promissory notes and convertible preferred stock as described in the preceding risk factors. IFS issued the convertible promissory notes in the amount of $1,075,000 which are convertible into 358,333 shares of common stock, subject to adjustment based on current market prices. We also issued preferred stock with a stated value of $2,000,000 which is convertible into 620,732 shares of our common stock, subject to adjustment based on current market prices. In addition, we may be obligated to issue a substantial number of shares based on the financial performance of NCI through fiscal year 2001 and Global Insight Group through fiscal year 2002 pursuant to existing merger agreements. The issuance of all these shares could have an adverse impact upon the market price of our common stock.

Our revenues may decline if we do not expand our customer base.

We receive additional revenues from existing customers as a result of providing ongoing maintenance services in support of licensed software. We may also receive additional revenues for enhancements of the software products. We generally will not receive significant license revenues in a subsequent period from these customers. Although we usually generate significant repeat business from our customers, we will still be required to continually attract new customers in order to increase revenues in the future. As a result, we will incur higher marketing expenses generally associated with attracting new customers as compared to marketing expenses associated with attracting additional business from existing customers. Moreover, our inability to generate additional business upon completion of existing contracts would also have a material adverse effect on our financial condition and results of operations.

Our common stock price may fluctuate because we may experience significant fluctuation in quarterly revenues and operating results.

Quarterly revenues and operating results have fluctuated and will continue to fluctuate as a result of a variety of factors. Our IFS subsidiary may experience long delays (i.e., between three to twelve months) before a customer executes a software licensing agreement. These delays are primarily due to extended periods of software evaluation, contract review and the selection of the computer system. In addition, following execution of the agreement, the preparation of functional specifications, customization and installation of software products and the training by our subsidiary of the financial institution's personnel in the use of the software products take an average of six to twelve months. Accordingly, our revenues may fluctuate dramatically from one quarter to another, making quarterly comparisons extremely difficult and not necessarily indicative of any trend or pattern for the year as a whole. Additional factors effecting quarterly results include the timing of revenue recognition of advance payments of license fees, the timing of the hiring or loss of personnel, capital expenditures, operating expenses and other costs relating to the expansion of operations, general economic conditions and acceptance and use of electronic funds transfer.

We may not be able to compete against our competitors, many of whom have greater resources.

The development and marketing of software for financial institutions is highly competitive. Many of our competitors have greater financial resources than we do. In addition, many of the larger financial institutions have developed their own systems internally. However, we believe our current products will continue to be competitive based on cost and technology. TPII software products face strong competition from proprietary (legacy) and UNIX-based software. In the smart card market, other financial institutions and companies, some of which have greater resources than us, have developed or are developing their own smart card technology. We are unable to predict which technology, if any, will become the industry standard.

NCI has limited direct competition with most of its legacy products as we are unaware of any equivalent products offered by competitors. There are several competitors for NCI's other products. The NCI Business Centre a product competes with major branch automation solution providers.

If the technology of the financial industry changes, our products may become obsolete.

The market for software in general is characterized by rapid changes in computer and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. If, for example, the UNIX operating system were no longer a significant operating system, we would be adversely affected if we could not adapt TPII software products to whatever operating system becomes dominant. We believe that our future success, of which there can be no assurance, depends upon our success in enhancing the performance of our current TPII software products, such as the ability for TPII to handle higher volumes of card transactions and the adaptation of our software products to smart card technology, and developing new software products that address the increasingly complex needs of customers.

Our revenues may decline if our proprietary rights do not prevent others from using our technology.

We rely on a combination of trade secret and copyright laws, non-disclosure and other contractual and technical measures to protect our proprietary rights in our software products. There can be no assurance that these provisions will be adequate to protect such proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. If our proprietary rights do not prevent others from using our technology, then we may face additional competition, and our revenues may decline. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against us.

                               RECENT DEVELOPMENTS

We have extended our market access program marketing agreement with Continental Capital and Equity Corporation for two years, with the option of terminating the agreement after twelve consecutive months. As partial consideration, we have agreed to issue options to purchase 200,000 shares of our common stock at various exercise prices. Each option is for 50,000 shares at the following per share prices; $8.50, $10.00, $12.50, and $15.00. We have also agreed to issue Continental Capital additional options on the one year anniversary date of the execution of the contract to purchase 200,000 shares at various exercise prices. Each option is for 50,000 shares at prices of 125%, 150% 175%, and 200% of the closing bid on the one year anniversary date of the execution of the contract.

MDB Capital has claimed that it has been damaged by our failure to timely file a registration statement covering the shares underlying their warrant to purchase 200,000 of our common shares. They have claimed damages in the amount of $2,200,000 based on the highest price of our common stock subsequent to the time MDB believes a registration statement would have been effective. We believe that the registration statement has been delayed because of legal issues relative to MDB. In addition, we may assert claims against MDB for their failure to perform under the advisory agreement entered into contemporaneously and as partial consideration for the warrant issued.

We have also received a claim on behalf of purchasers which acquired their shares in a private placement in July 1999. The purchasers claim that they are entitled to liquidated damages in the amount of $175,000 because of alleged delays in completing registration of their securities. We believe the claim is without merit as the delay in registering the underlying common shares was caused by unresolved questions concerning these securityholders and their inability to timely provide information to us in connection with the registration statement.

We have entered into an agreement with a corporation controlled by Mr. Frank Pascuito. This corporation will receive a non-exclusive license from us to utilize our technology in connection with the operation of a regional internet processing center for financial institutions. The agreement provides for the issuance to us of 30% of the stock of this corporation upon the initial capitalization of the entity. We have permitted this entity to utilize our premises and will and have advanced amounts to this entity. The entity is required to repay us from operations for these advances and for the use of our premises. Mr. Pascuito has agreed to terminate his employment agreement with us. We have entered into this transaction because we have determined that this business is not one we desire to enter into at this time and, even if we did, we do not have the required funds to commence operations.

Pursuant to a securities purchase agreement, the Shaar Fund purchased 200,000 shares of our newly created Series B preferred stock, and warrants to purchase 200,000 shares of our common stock at an exercise price of $5.44 per share. We received gross proceeds of $2,000,000 in connection with this purchase. Each share of the preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2000 (82% thereafter). The preferred stock is automatically converted into shares of common stock on March 24, 2003. The purchase agreement gives the Shaar Fund a three year right of first refusal to purchase common stock to be offered at prices below market price and discounted debt securities or debt securities having an effective annual interest rate in excess of 9.9%. We are also obligated to register the shares issuable upon conversion of the preferred stock and the shares issuable upon the exercise of the warrants. In connection with this transaction, we are obligated to issue a warrant to purchase 100,000 shares of our common stock to a finder.

On January 31, 2000 and March 9, 2000, second and third amendments respectively were made to the employment agreements for David Hodge, Simon Theobald and the first amendment to the agreement for services with John Singleton. The first of these amendments provides for compensation to the executive, irrespective of whether or not the executives employment or services is terminated, if there is a (i) change of control; or (ii) transfer or sale of all or substantially all of the assets of IFS, or (iii) transfer or sale of beneficial ownership of more than fifty percent (50%) or more of the total combined voting power of our then outstanding voting securities. We shall pay to Mr. Hodge an amount equal to 3% of the first $10,000,000 in value received (including cash, securities, debt or any other form of property) in connection with the transaction, 6% of the next $10,000,000 in value received and 7% of any value received in excess of $20,000,000. We shall pay to Mr. Theobald an amount equal to 2% of the first $10,000,000 in value received, 4% of the next $10,000,000 in value received and 6% of any value received in excess of $20,000,000. We shall pay to Mr. Singleton an amount equal to 2% of the first $10,000,000 in value received, 4% of the next $10,000,000 in value and 6% of any value received in excess of $20,000,000. Pursuant to a board resolution, we shall also pay each outside directors DuWayne Peterson and C. Rex Welton 1/2% of the first $10,000,000 in value received, 3/4% of the next $10,000,000 in value received and 1% of any value received in excess of $20,000,000.The third amendment to each employment agreement and the second amendment to the services agreement compensates the executives in the form of stock appreciation rights. We shall grant to Mr. Hodge, Mr. Theobald, and Mr. Singleton, stock appreciation rights based on 100,000, 50,000 and 50,000 shares of our common stock, respectively, in the year 2000 and on each anniversary date of the execution of the amendment.

On January 25, 2000 we entered into an advisory agreement with Commonwealth Associates, L.P. The agreement calls for Commonwealth Associates, L.P. to perform strategic advisory services related to corporate finance and other financial service matters. The term of the agreement is for an initial term of four months commencing on January 25, 2000 renewable at the mutual discretion of us and Commonwealth Associates, L.P. Commonwealth Associates, L.P. received $10,000 as an advance against expenses and receives a monthly retainer. There are provisions in the advisory agreement in which Commonwealth Associates, L.P. will receive additional compensation in the event of any financing obtained by us through Commonwealth. Commonwealth Associates, L.P. also received warrants to purchase an aggregate of 850,000 shares of our common stock at exercise prices ranging from $2.00 per share to $3.50 per share.

On December 6th 1999, we entered into a stock purchase agreement to acquire all of the outstanding shares of Global Insight Group LTD and its three operating subsidiaries. The consideration is payable entirely in shares of our common stock. We initially issued three shares at closing and are obligated to issue additional shares based on future financial performance of the acquired company. There are two components to this additional consideration. Initially, the sellers will receive shares of our common stock having a market value equal to four times net earnings of the acquired company as set forth in the agreement.

In addition, for each of the years 2000 through 2002 the sellers will receive shares of our common stock having a market value equal to fifty (50%) of the earnings for each year or (thirty (30%) percent if the seller receives stock having a value of $1,200,000).

In October, 1999 we issued 1,051,716 shares of our common stock to Per Olof Ezelius, one of our directors and president of our NCI subsidiary. The shares were issued as additional contingent consideration pursuant to the terms of the plan and merger agreement dated January 30, 1998. Mr. Ezelius may receive additional contingent shares in future years based on the financial performance of NCI through fiscal year 2001 pursuant to the plan and merger agreement.

                       WHERE YOU CAN FIND MORE INFORMATION

IFS has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, IFS files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by IFS at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. IFS' Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at "http//www.sec.gov." In addition, reports, proxy statements and other information concerning IFS may be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20549, on which the common stock is quoted.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of IFS, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

IFS incorporates by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

              Annual Report on Form 10-KSB for fiscal year 1999 and
           Amendment thereto on Form 10-KSB/A dated February 25, 2000.
        Quarterly Report on Form 10-QSB for quarter ended July 31, 1999.
      Quarterly Report on Form 10-QSB for quarter ended October 31, 1999.
       Quarterly Report on Form 10-QSB for quarter ended January 31, 2000.

     You may request a copy of these filings, at no cost, by contacting the Company at:

                        IFS International Holdings, Inc.

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                             Attn.: Carmen Pascuito

                              Tel. No. 518-283-7900



                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the information incorporated by reference contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, the following:

     o    Those pertaining to the implementation of our growth strategy;
     o    Our projected capital expenditures.

These statements may be found in this prospectus and in the information incorporated by reference under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" of our Securities and Exchange Commission File. Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors including:

     o    general economic conditions;
     o    competitive market influences;
     o the development of the capacity to accommodate additional and larger contracts;
     o    establishing  the  ability  of  TPII  software   products  to  process
          transactions for larger electronic funds transfer systems;
     o continued acceptance of our software products by a significant number of new customers;
     o    our continued relationship with computer manufacturers; and
     o acceptance of NCI Business Centre a by a significant number of new customers.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares hereby. Any proceeds received upon exercise of warrants will be utilized as working capital.

                              SELLING STOCKHOLDERS

On March 24, 2000 pursuant to a securities purchase agreement, the Shaar Fund, the selling stockholder, purchased 200,000 shares of our Series B 5% convertible preferred stock and warrants to purchase 200,000 shares of our common stock.
Proceeds from the sale were $1,960,000, net of $40,000 attributable to the expenses of the purchaser. Each share of the preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2000 (82% thereafter). The preferred shares automatically convert on March 23, 2003. The preferred stock is subject to a five (5%) percent annual dividend payable quarterly in cash or shares of our common stock. For further information concerning the terms of the preferred stock, see "Description of Securities".

The warrant is exercisable for a three year period at an exercise price of $5.44 per share. The warrant is subject to adjust upon stock dividend, stock split or dividend and reorganization and reclassification of securities. The price will be adjusted up or down and the number of shares will increase or decrease upon a split.

We are obligated to issue to a finder, warrants to purchase 100,000 shares of common stock. The exercise prices are as follows: 33,333 shares at 135% of the closing price the day of closing, 33,333 at $8.75 per share, and 33,334 at $10.75 per share. We also paid $90,000 to the finder in connection with the transaction.

Under the terms of the securities purchase agreement, the Shaar Fund was granted a three year right of first refusal to participate in future offerings of our securities. The agreement also prohibits us from the issuing any other security with a floating conversion ratio without consent from the fund.

At the time we entered into the securities purchase agreement with Shaar Fund we also entered into a registration rights agreement with the fund. This agreement required us to register the resale by the fund of shares issued pursuant to the conversion of series B preferred shares or exercise of the warrants or declaration of dividends within 180 days of closing. The registration statement is to be at our expense. The registration statement, of which this prospectus is a part, is filed pursuant to this agreement.

The following table contains information concerning the beneficial ownership of our common stock by the selling stockholder. None of these shares are presently issued, however, they may be issued upon conversion of the preferred stock, exercise of warrants to purchase 200,000 shares, or payment of dividends on the preferred stock. The number of shares issuable upon conversion will vary with the market price of our common stock. Based on the terms of the agreement, the minimum number of shares issuable upon conversion of the preferred stock is slightly in excess of 367,000 shares. We are registering 800,000 shares assuming a market price of $2.50 per share. An additional 50,000 shares are being registered for the dividends, even though we may not issue any dividend shares.

                    Before the Offering                     After the Offering
                    -------------------                     ------------------

                                                              -------------                 -----------------
       Identity of               Shares         Percent of       Shares         Shares         Percent of
   Stockholder or Group       Beneficially        Shares        Offered      Beneficially        Shares
                                 Owned         Outstanding                      Owned         Outstanding

      The Shaar Fund           1,050,000           20%         1,050,000         None             -0-

                                                              -------------                 -----------------


The above assumes all of the shares being offered (if issued) will be sold. Because the selling stockholder may sell all, some or none of the shares that it holds, the actual number of shares that will be sold by the selling stockholder upon or prior to termination of this offering may vary. Additional information concerning the selling stockholder may be set forth from time to time in supplements to this prospectus.

                              PLAN OF DISTRIBUTION

Sale of the shares may be made from time to time by the selling stockholders, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

     o    on the over-the-counter market
     o    on foreign securities exchange
     o    in privately negotiated transactions or otherwise
     o    in a combination of transactions at prices and terms then prevailing
     o    at prices related to the then current market price
     o    at privately negotiated prices

In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

     o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

     o an exchange distribution in accordance with the rules of such exchange;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and o face to face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. However, they may not do so for a short position created prior to the date of this prospectus because such a transaction may be deemed a sale of registered securities. The selling stockholders may also enter into option or other transactions with broker dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the Shares from or through such dealer or broker.

Each of the selling shareholders has executed an agreement pursuant to which they confirm the method of distribution set forth herein, agree not to sell the shares if the registration statement is not current.

We have advised the selling stockholders that if at any time, they are engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Exchange Act. The selling shareholders have acknowledged such advice by separate agreement and agree therein to comply with such regulation. In general, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                            DESCRIPTION OF SECURITIES

The following descriptions of our securities are qualified in all respects by reference to our certificate of incorporation and by-laws. Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

As of the date hereof, there were 4,126,213 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal, non-cumulative voting rights, and have no preference, exchange, preemptive or redemption rights.

Preferred Stock

We have authority to issue 25,000,000 shares of preferred stock. All of the then outstanding shares of the preferred stock were converted to common stock on April 1, 1999. Our board of directors may issue the authorized preferred stock in one or more series and to fix the number of shares of each series of preferred stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by our stockholders.

We have recently authorized and issued 200,000 shares of our newly created Series B preferred stock having the terms set forth below;

     o Liquidation Preferences. Upon liquidation the Series B preferred stock has a preference of $11.50 per share plus the amount of accrued and unpaid dividends before any distributions to holders of junior securities. At the election of the holders of Series B preferred stock certain changes relating to us may be deemed to be a liquidation for the purposes of Series B preferred stock entitling the holder to receive an amounts equal to the liquidator preference. These changes include a merger in which we are not the survivor or a transaction in which 50% of the voting power of IFS is disposed of.

     o Dividend. Each holder is entitled to receive a $.50 per annum dividend payable in quarterly installments as declared by the board of directors out of funds legally available thereof. We may issue shares at market value in lieu of a cash.

     o Conversion. Each share of the preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2000 (82% thereafter).If the Company's shares are not listed on NASDAQ then the shares are convertible at the lower of $5.44 or 65% of current market.

     o Redemption. Provided our market price is $7.00 or greater we may redeem the Series B preferred stock at $6.00 per share until December 24, 2000 and thereafter at $6.25 per share plus accrued dividend.

     o Voting rights. The holder of the Series B preferred stock have no rights except as otherwise provided by Delaware law or with respect to any matter which may adversely effect the rights of holder Series B preferred stock.

     o Additional Rights. We may not issue any shares senior to the Series B preferred stock.

Public Warrants

The following description of the warrants is qualified by reference to the warrant agreement, dated February 21, 1997, between IFS, American Stock Transfer & Trust Company and Duke & Company, a prior underwriter.

Each warrant entitles the registered holder to purchase one and thirty three hundredths (1.33) shares of common stock at a price of $6.25 per warrant (or $4.71 per share).

The warrants are redeemable by IFS, with the prior consent of Duke, at a price of $.10 per warrant, provided that the last sale price of the common stock, for a period of 20 consecutive days trading of the common stock ending not more than three days prior to the date of any redemption notice equals or exceeds at least $8.80 per share, subject to adjustment. The warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. Any notice of redemption will be mailed between thirty (30) days, and forty-five
(45) days prior to the redemption date. Since Duke is no longer in business, we have taken the position that the consent of Duke is no longer required.

The exercise price of the warrants and the number of shares of common stock or other securities and property issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including stock dividends on, or a stock split, subdivision, combination or recapitalization of the common stock, and will also be subject to adjustment upon the sale or issuance of common stock or securities convertible into or exchangeable for common stock at less than $6.25 per 1.33 shares (or $4.71 per share), except in certain circumstances.

No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him or her, we will pay to that warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Delaware Law and Certain Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors. These rules do not apply if the transaction in which the stockholder became an interested stockholder receives prior approval by the Board of Directors or the holders of two-thirds of the outstanding shares of each class or series not owned by the interested stockholder. Our Certificate of Incorporation and By-laws contain certain additional provisions which may have the effect of delaying or preventing a change in control of the Company. Such provisions include blank check preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval). Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock, other than the preferred stock, with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Transfer and Warrant Agent

The  transfer  agent of our  common  stock is  American  Stock  Transfer & Trust
Company.

                                  LEGAL MATTERS

Certain legal matters in connection with the securities offered will be passed upon for the Company by Parker Duryee Rosoff & Haft, New York, New York 10017.

                                     EXPERTS

         Our consolidated financial statements, as of April 30, 1999, and for each of the two years then ended have been incorporated by reference in this document in reliance upon the report of Urbach Kahn & Werlin PC, independent auditors, incorporated by reference in this document, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:

--------------------------------------------------------------------------------
SEC Registration Fee                                                  $951.00
Printing expenses                                                    3,500.00 *
Legal fees and expenses                                              7,000.00 *
Accounting fees and expenses                                         1,000.00 *
Miscellaneous expenses                                                 500.00 *
------------------------------------------------------------- ------------------
TOTAL                                                             $ 12,951.00
------------------------------------------------------------- ==================
------------

* Estimated

Item 15. Indemnification of Directors and Officers.

         Article NINTH of the Certificate of Incorporation of IFS International Holdings, Inc. ("Registrant") provides that no director shall have any personal liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit. Article TENTH of the Certificate of Incorporation of Registrant provides that Registrant shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, any and all persons whom it shall have power to indemnify under such section.

Item 16. Exhibits and Financial Statement Schedules.

         See Exhibit Index

Item 17. Undertakings.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Troy, State of New York, on June 13, 2000.

                        IFS INTERNATIONAL HOLDINGS, INC.

                        By: __/s/ David L. Hodge____________

                        David L. Hodge

                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Singleton and David L. Hodge, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature                Title                                     Date

                         President and Chief Executive Officer,
/s/ David L. Hodge       Director (Principal Executive Officer)    June 13, 2000
-----------------------
David L. Hodge

/s/ John P. Singleton    Chairman of the Board, Director           June 13, 2000
-----------------------
John P. Singleton

/s/ Frank A. Pascuito    Director                                  June 13, 2000
-----------------------
Frank A. Pascuito

/s/ Simon J. Theobald    Director, Executive Vice President        June 13, 2000
----------------------
Simon J. Theobald

/s/ Carmen A. Pascuito   CFO, Secretary and Controller             June 13, 2000
-----------------------
Carmen A. Pascuito

/s/ Per Olof Ezelius     Director                                  June 13, 2000
-----------------------
Per Olof Ezelius

/s/ DuWayne J. Peterson  Director                                  June 13, 2000
-----------------------
DuWayne J. Peterson

/s/ C. Rex Welton        Director                                  June 13, 2000
-----------------------
C. Rex Welton

                  EXHIBIT INDEX

Exhibit No.                                 Description of Exhibit

     3.1  Certificate of Incorporation and amendments thereto of the Company (1)
          (8)

     3.2  By-laws, as amended, of the Company (1)

     4.1  Certificate of Designation of the Series A Convertible preferred stock
          (2)

     4.1b Certificate of Amendment of Certificate of Designation of the Series A
          Convertible preferred stock (5)

     4.3  Form of certificate evidencing Warrants (1)

     4.4  Form of certificate evidencing shares of common stock (1)

     4.5  Warrant Agreement between the Company and the Underwriter (2)

     4.6 Form of Warrant Agreement between the Company and American Stock Transfer and Trust Company, as Warrant agent (1)

     4.7  Debenture  Investment  Agreement,  dated  July 6,  1989,  between  the
          Company and New York State Science and Technology Foundation, and amendments thereto (1)

     4.8 Loan Agreement, dated January 11, 1989, between the Company and North Greenbush Industrial Development Agency and amendments thereto (1)

     4.9 Warrant Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

     4.10 Investment Banking Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

     4.11 Form of Convertible Promissory Note Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

     4.12 Form of Warrant Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

     4.13 Registration Rights Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

     4.14 Note And Warrant Purchase Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

     4.15 Market Access Program Marketing Agreement, dated as of April 29, 1999, between the Company and Continental Capital & Equity Corporation. (7)

     5.1  Opinion of Parker Duryee Rosoff & Haft A Professional Corporation

     10.1 *1998 Stock Plan (5)

     10.2 *1996 Stock Option Plan (1)

     10.3 *1988 Stock Option Plan (1)

     10.4 Lease Agreement, dated October 1, 1986 between the Company and Rensselaer Polytechnic Institute and amendments thereto (the "Lease Agreement") (1)

     10.5 Addendum A to the Lease Agreement, dated January 7, 1997. (1)

     10.6 Digital Prime Contracting Agreement, dated June 6, 1994, between the Company and Digital Equipment International BV (1)

     10.7 Software Development and License Agreement, dated July 8, 1996, between the Company and Visa International Service Association (1)

     10.8 *Employment Agreement, dated as of May 12, 1998 between the Company and David L. Hodge. (6)

     10.8b*Amendment  to  Employment  Agreement,  dated as of January  22,  1999 between the Company and David L. Hodge. (7)

     10.9 *Employment Agreement, dated as of May 12, 1998, between the Company and Frank A. Pascuito. (6)

     10.9b*Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Frank A. Pascuito. (7)

     10.10*Employment Agreement, dated as of May 12, 1998, between the Company and Simon J. Theobald. (2)

     10.10b*Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Simon J. Theobald. (7)

     10.11*Extension Agreement, dated as of May 12, 1998 between the Company and Per Olof Ezelius. (6)

     10.12Purchase and Sale Agreement, dated as of December 17, 1996, between the Company and Trustco Bank, National Association. (1)

     10.13Form of  Consulting  and  Investment  Banking  Agreement  between  the
          Company and the Underwriter. (1)

     10.14Promissory  Note,  dated March 14,  1997,  between the Company and Key
          Bank of New York. (3)

     10.15*Consulting agreement, dated April 9, 1997, between the Company and Jerald Tishkoff. (6)

     10.16Plan and Merger Agreement, dated as of January 30, 1998, between the Company and NCI Holdings, Inc. (4)

     10.17Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

     10.18Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

     10.19Note And Mortgage  Consolidation,  Modification,  Spreader,  Extension
          And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.20Note And Mortgage  Consolidation,  Modification,  Spreader,  Extension
          And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.21Mortgage And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.22Mortgage Note, dated as of April 15, 1999, between the Company and New York Business Development Corporation. (7)

     10.23Amended And Restated Mortgage Note, dated as of April 15, 1999, between the Company New York Business Development Corporation. (7)

     10.24General Security  Agreement,  dated as of April 15, 1999,  between the
          Company and Hudson River Bank and Trust Company. (7)

     21.1 Subsidiaries of the Company (1)

     23.1 Consent of Urbach Kahn & Werlin P.C.

     23.2 Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1)

     *    Management contract or compensatory plan or arrangement.

     1 Denotes document filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-11653) and incorporated herein by reference.

     2    Denotes document filed as an exhibit to the Company's Quarterly Report
          on  Form  10-  QSB  for  the  quarter   ended  January  31,  1997  and
          incorporated herein by reference.

     3 Denotes document filed as an exhibit to the Company's Current Report, dated March 14, 1997 and incorporated herein by reference.

     4 Denotes document filed as an exhibit to the Company's Current Report, dated January 30, 1998 and incorporated herein by reference.

     5 Denotes document filed as an exhibit to the Company's Proxy Statement, dated February 1, 1999 and incorporated herein by reference.

     6 Denotes document filed as an exhibit to the Company's Annual Report, dated April 30, 1998 and incorporated herein by reference.

     7 Denotes documents filed as an exhibit to the Company's annual report on Form 10-KSB, for the year ended April 30, 1999 and incorporated herein by reference.

     8 Denotes document filed as an exhibit to the Company's Proxy Statement, dated October 28, 1999 and incorporated herein by reference.

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         IFS INTERNATIONAL HOLDINGS, INC.

                  1,050,000 Shares

                  common stock

                  -------------

                  PROSPECTUS

                  -------------



                  June 13, 2000
--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.